Use these links to rapidly review the document
TABLE OF CONTENTS PROSPECTUS SUPPLEMENT

Prospectus Supplement	Filed Pursuant to Rule 424(b)(2)
(to Prospectus dated May 14, 2010)	Registration No. 333-166361

Up to $75,000,000 Aggregate Offering Price of Common Stock

        We have entered into a sales agency agreement with BMO Capital Markets Corp., or BMO Capital Markets, relating to the shares of our common stock, par value $0.01 per share, being offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the sales agency agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $75,000,000 from time to time through BMO Capital Markets, acting as sales agent, for the offer and sale of the shares of common stock.

        Sales of shares of common stock, if any, will be made at market prices prevailing at the time of sale. See "Plan of Distribution" in this prospectus supplement for further information.

        Our common stock is listed on the New York Stock Exchange, or NYSE, under the symbol "VQ." On October 11, 2010, the last reported sale price of our common stock on the NYSE was $17.00 per share.

        We will pay BMO Capital Markets a commission of 1.8% of the sales price of all shares sold through it as agent under the sales agency agreement.

        Investing in our common stock involves risks. See "Risk Factors" on page S-4 of this prospectus supplement and in the documents we incorporate by reference, including our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q.

        Neither the Securities and Exchange Commission (the "SEC") nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

BMO Capital Markets

The date of this prospectus supplement is October 12, 2010.

PROSPECTUS SUPPLEMENT

PROSPECTUS

i

ABOUT THIS PROSPECTUS SUPPLEMENT

        Before you invest in our common stock, you should read this prospectus supplement along with the accompanying prospectus, as well as the information incorporated by reference herein and therein, carefully. These documents contain important information you should consider before making your investment decision. Generally, when we refer to this "prospectus," we are referring to the prospectus supplement and the prospectus. This prospectus supplement and the accompanying prospectus contain the terms of this offering of common stock. The accompanying prospectus contains information about our securities generally, some of which does not apply to the common stock covered by this prospectus supplement. This prospectus supplement may add, update or change information contained in or incorporated by reference in the accompanying prospectus. If the information in this prospectus supplement is inconsistent with any information contained in or incorporated by reference in the accompanying prospectus, the information in this prospectus supplement will apply and will supersede the inconsistent information contained in or incorporated by reference in the accompanying prospectus. Unless we have indicated, or the context otherwise requires, references in this prospectus supplement to "the Company," "we," "us," "our," or similar terms are to Venoco, Inc. and its subsidiaries collectively.

        You should rely only on the information contained in, or incorporated by reference in, this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and BMO Capital Markets is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of this prospectus supplement or the accompanying prospectus.

FORWARD-LOOKING STATEMENTS

        This prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein, including our Annual Report on Form 10-K for the year ended December 31, 2009, contain "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. The use of any statements containing the words "anticipate," "intend," "believe," "estimate," "project," "expect," "plan," "should" or similar expressions are intended to identify such statements. Forward-looking statements relate to, among other things, expected future production, expenses and cash flows, the nature, timing and results of capital expenditure projects, amounts of future capital expenditures, our future debt levels and liquidity, our future compliance with covenants under our revolving credit facility, our pursuit and receipt of approvals relating to the proposed lease extension and pipeline projects at the South Ellwood field and the maintenance of delivery and sales arrangements relating to production from the South Ellwood field. The expectations reflected in such forward-looking statements may prove to be incorrect. Disclosure of important factors that could cause actual results to differ materially from our expectations, or cautionary statements, are included under the heading "Risk Factors" in this prospectus supplement, our Annual Report on Form 10-K for the year ended December 31, 2009 and our Quarterly Reports on Form 10-Q. All forward-looking statements speak only as of the date made. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements. Except as required by law, we undertake no obligation to update any forward-looking statement. Factors that could cause actual results to differ materially from our expectations include, among others, those factors referenced in the "Risk Factors" section of this prospectus supplement, our Quarterly Report on Form 10-Q for the three months ended June 30, 2010 and our Annual Report on Form 10-K for the year ended December 31, 2009 and such things as:

  •
  changes in oil and natural gas prices, including reductions in prices that would adversely affect our revenues, income, cash flow from operations, liquidity and reserves;

  •
  adverse conditions in global credit markets and in economic conditions generally;

  •
  risks related to our level of indebtedness;

  •
  our ability to replace oil and natural gas reserves;

  •
  risks arising out of our hedging transactions;

  •
  our inability to access oil and natural gas markets due to operational impediments;

  •
  uninsured or underinsured losses in, or operational problems affecting, our oil and natural gas operations;

  •
  inaccuracy in reserve estimates and expected production rates;

  •
  exploitation, development and exploration results, including in the onshore Monterey shale, where our results will depend on, among other things, our ability to identify productive intervals and drilling and completion techniques necessary to achieve commercial production from those intervals;

  •
  our ability to manage expenses, including expenses associated with asset retirement obligations;

  •
  a lack of available capital and financing, including as a result of a reduction in the borrowing base under our revolving credit facility;

  •
  the existence of unanticipated liabilities or problems, including those relating to acquired businesses or properties or equipment failure;

  •
  difficulties involved in the integration of operations we have acquired or may acquire in the future;

  •
  factors affecting the nature and timing of our capital expenditures;

  •
  the impact and costs related to compliance with or changes in laws or regulations governing or affecting our operations, including changes resulting from the Deepwater Horizon well blowout in the Gulf of Mexico, from the Dodd-Frank Wall Street Reform and Consumer Protection Act or its implementing regulations and from regulations relating to greenhouse gas emissions;

  •
  delays, denials or other problems relating to our receipt of operational consents and approvals from governmental entities and other parties;

  •
  environmental liabilities;

  •
  loss of senior management or technical personnel;

  •
  acquisitions and other business opportunities (or the lack thereof) that may be presented to and pursued by us;

  •
  natural disasters, including severe weather;

  •
  risk factors discussed in this prospectus supplement and the accompanying prospectus; and

  •
  other factors, many of which are beyond our control.

 SUMMARY

        This summary highlights selected information about us. The summary is not complete and may not contain all of the information that may be important to you in deciding whether to invest in our common stock. You should read this entire prospectus supplement and the accompanying prospectus carefully, as well as the documents incorporated herein and therein by reference, including the "Risk Factors" section of this prospectus supplement and in our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q, before making an investment decision.

The Company

        We are an independent energy company engaged in the acquisition, exploration, exploitation and development of oil and natural gas properties. Our principal properties are located offshore and onshore in southern California and onshore in California's Sacramento Basin. Our principal office is located at 370 17th Street, Suite 3900, Denver, Colorado 80202-1370 and our telephone number is (303) 626-8300. We also maintain a corporate office in Carpinteria, California. Our website can be found at www.venocoinc.com. The information on our website is not a part of this prospectus supplement.

The Offering

Common stock offered	Shares of our common stock having an aggregate offering price of up to $75,000,000.
Use of proceeds
We expect to use the net proceeds from any sale of shares of common stock offered by this prospectus supplement for general corporate purposes, which may include the exploration, exploitation and development of our properties, the acquisition of oil and gas properties or of companies that own oil and gas properties and the payment or reduction of outstanding indebtedness.
Risk factors
See "Risk Factors" beginning on page S-4 of this prospectus supplement and in our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q for a discussion of factors you should carefully consider before deciding to invest in our common stock.
NYSE Symbol	VQ
Transfer Agent and Registrar	Computershare Trust Company, Inc.

RISK FACTORS

        An investment in our common stock involves significant risks. You should consult with your own financial and legal advisers and carefully consider, among other matters, the risks described in our most recent Annual Report on Form 10-K and our quarterly reports on Form 10-Q, each of which is incorporated by reference herein. You should carefully consider the risks described in that report and the other information in this prospectus supplement and accompanying prospectus before you decide to buy our shares. The value of our shares could decline due to any of these risks, and you could lose all or part of your investment. In addition, you should consider the additional risk factors set forth below.

Our shareholders will experience dilution as a result of this offering and they may experience further dilution if we issue additional common stock.

        The issuance of common stock in this offering will have a dilutive effect on our earnings per share. Any additional future issuances of common stock will reduce the percentage of our common stock owned by investors purchasing shares in this offering who do not participate in those future issuances. Shareholders generally will not be entitled to vote on whether or not we issue additional common stock. In addition, depending on the terms and pricing of an additional offering of our common stock and the value of our properties, our shareholders may experience dilution in both the book value and fair value of their shares.

The price of our common stock may be volatile and this may adversely affect our shareholders.

        The price at which our common stock trades may be volatile. The stock market has from time to time experienced significant price and volume fluctuations that have affected the market prices of securities, particularly securities of energy companies. The market price of our common stock may be influenced by many factors, including:

  •
  energy prices;

  •
  our operating and financial performance;

  •
  variances in our quarterly financial results compared to expectations;

  •
  the depth and liquidity of the market for our common stock;

  •
  future sales of common stock or the perception that sales could occur;

  •
  investor perception of our business and our prospects;

  •
  strategic actions by us or our competitors, such as acquisitions or dispositions of assets;

  •
  developments relating to litigation or regulatory actions;

  •
  changes or proposed changes in environmental laws or regulations or enforcement of these laws and regulations; or

  •
  general economic and stock market conditions.

        In addition, the stock market in general has experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of energy companies. These broad market and industry factors may materially reduce the market price of our common stock, regardless of our operating performance. In the past, securities class action litigation has often been brought against companies following periods of volatility in the market price of their respective securities. We may become involved in this type of litigation in the future. Litigation of this type is often expensive to defend and may divert our management team's attention as well as resources from the operation of our business.

 USE OF PROCEEDS

        We expect to use the net proceeds from any sale of shares of common stock offered by this prospectus supplement for general corporate purposes, which may include the exploration, exploitation and development of our properties, the acquisition of oil and gas properties or of companies that own oil and gas properties and the payment or reduction of outstanding indebtedness, including under our revolving credit facility. The revolving credit facility currently has a maturity date of January 15, 2013. Amounts borrowed under the facility bear interest at variable rates as described in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2010.

PLAN OF DISTRIBUTION

        We have entered into a sales agency agreement, dated as of October 12, 2010, with BMO Capital Markets under which we may issue and sell shares of our common stock with an aggregate sales price of up to $75,000,000 from time to time through BMO Capital Markets, our agent for the offer and sale of the shares of common stock. The sales, if any, of our shares of common stock under the sales agency agreement will be made in "at the market" offerings as defined in Rule 415 of the Securities Act, including sales made directly on the NYSE, the principal existing trading market for our shares of common stock, to or through a market maker or through an electronic communications network, or if we and BMO Capital Markets agree in writing, sales may be made in privately negotiated transactions.

        From time to time during the term of the sales agency agreement, and subject to the terms and conditions set forth therein, we may deliver an issuance notice to BMO Capital Markets specifying:

  •
  the length of the selling period, which may not exceed 20 consecutive trading days;

  •
  the aggregate sales price of our shares of common stock to be sold; and

  •
  the minimum price per share below which sales may not be made during the selling period.

        Upon receipt of an issuance notice from us, and subject to the terms and conditions of the sales agency agreement, BMO Capital Markets has agreed to use its commercially reasonable efforts consistent with customary trading and sales practices to sell such shares of common stock on such terms. We or BMO Capital Markets may suspend the offering of our shares of common stock at any time upon proper notice to the other, and the selling period will immediately terminate. The settlement between us and BMO Capital Markets of our shares of common stock will occur on the third trading day following the date on which the sales were made. The obligation of BMO Capital Markets under the sales agency agreement to sell shares of common stock pursuant to any issuance notice is subject to a number of conditions.

        We will pay BMO Capital Markets a commission equal to 1.8% of the sales price of all shares of common stock sold through it as agent under the sales agency agreement. We have also agreed to reimburse BMO Capital Markets for certain of its reasonable, documented out-of-pocket expenses, including the filing fees and reasonable fees, disbursements and expenses of counsel including fees relating to (i) the qualification of the shares of common stock for offering and sale under state securities laws, (ii) any filings incident to any required review by the Financial Industry Regulatory Authority of the terms of the sale of shares of the common stock and (iii) the preparation of any blue sky survey. We estimate that the total expenses of the offering payable by us, other than commissions payable to BMO Capital Markets, will be approximately $420,000.

        In connection with the sale of our shares of common stock as contemplated in this prospectus supplement, BMO Capital Markets may be deemed to be an "underwriter" within the meaning of the Securities Act, and the compensation paid to BMO Capital Markets may be deemed to be underwriting commissions or discounts. We have agreed to indemnify BMO Capital Markets against certain civil liabilities, including liabilities under the Securities Act.

        Sales of our shares of common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and BMO Capital Markets may agree upon.

        The offering of our shares of common stock pursuant to the sales agency agreement will terminate upon the earliest of (i) the sale of all of our shares of common stock subject to the sales agency agreement, (ii) termination of the sales agency agreement by either BMO Capital Markets or us in accordance with the terms of the sales agency agreement and (iii) the date that is 18 months after the date of the sales agency agreement. BMO Capital Markets may terminate the sales agency agreement upon one trading day's notice in certain circumstances, including bankruptcy events relating to us, our failure to maintain the listing of our shares of common stock on the NYSE, the occurrence of an event which has had or would reasonably be expected to have a material adverse effect on us or ten days' notice of its election to terminate. We may terminate the sales agency agreement upon thirty days' notice.

Conflicts of Interest

        BMO Capital Markets was an underwriter of the initial public offering of our common stock in November 2006 and received customary compensation in such capacity. BMO Capital Markets and/or certain of its affiliates are serving as agents, arrangers and lenders under our revolving credit facility and/or our second lien term loan facility for which they have received customary compensation. We may use proceeds of this offering to repay indebtedness under our revolving credit facility. Accordingly, BMO Capital Markets and/or its affiliates may indirectly receive a portion of the proceeds of this offering through such repayment. Pursuant to our credit facilities, we have also agreed to indemnify such persons against a variety of liabilities and to reimburse certain expenses. In the ordinary course of business, BMO Capital Markets or its affiliates may in the future provide investment banking, commercial banking, corporate trust services and other services for us from time to time for which they will receive customary fees and reimbursement of expenses.

 LEGAL MATTERS

        Certain legal matters with respect to the validity of the securities offered under this prospectus supplement will be passed upon for us by Davis Graham & Stubbs LLP, Denver, Colorado. Certain legal matters will be passed upon for BMO Capital Markets by Mayer Brown LLP.

EXPERTS

        The consolidated financial statements of Venoco, Inc. as of December 31, 2009 and 2008, and for the years then ended, included in Venoco, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2009, and the effectiveness of Venoco, Inc.'s internal control over financial reporting as of December 31, 2009 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

        The 2007 consolidated financial statements incorporated in this prospectus supplement by reference from Venoco, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2009, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

        Estimates of our oil and natural gas reserves and related information included and incorporated by reference in this prospectus supplement have been derived from engineering reports prepared by DeGolyer & MacNaughton. The estimates have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in petroleum engineering.

WHERE YOU CAN FIND MORE INFORMATION

        We file current, quarterly and annual reports, proxy statements and other information required by the Securities Exchange Act of 1934, or the Exchange Act, with the Securities and Exchange Commission, or SEC. You may read and copy any of these filed documents at the SEC's public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from the SEC's internet site at http://www.sec.gov.

        We have filed with the SEC a shelf registration statement on Form S-3 (Registration File No. 333-166361) under the Securities Act with respect to the securities offered by this prospectus supplement. This prospectus supplement does not include all the information contained or incorporated by reference in that registration statement and its exhibits. For further information with respect to us and our securities, you should consult the registration statement and its exhibits.

        The SEC allows us to "incorporate by reference" the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede the information in this prospectus supplement.

        The following documents, which were previously filed with the SEC pursuant to the Exchange Act, are hereby incorporated by reference:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2009;

  •
  our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2010 and June 30, 2010;

  •
  our Current Reports on Form 8-K filed on May 20, 2010, June 3, 2010, August 3, 2010 and October 12, 2010; and

  •
  the description of our capital stock contained in our Registration Statement on Form S-1, as amended (File No. 333-130478), and incorporated by reference into our Registration Statement on Form 8-A under the Exchange Act filed with the SEC on November 14, 2006.

        In addition, all reports and other documents we subsequently file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement (other than any information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K unless we specifically state in such Current Report that such information is to be considered "filed" under the Exchange Act, or we incorporate it by reference into a filing under the Securities Act of 1933 or the Exchange Act) will be deemed to be incorporated by reference in this prospectus supplement and to be part of this prospectus supplement from the date of the filing of such reports and documents. Any statement contained in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in any subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

        You may receive a copy of any document incorporated herein by reference (excluding exhibits to those documents unless they are specifically incorporated by reference in those documents), at no cost, by writing or calling Venoco, Inc., 370 Seventeenth Street, Denver, Colorado 80202, Suite 3900, Attention: Secretary. Our telephone number is (303) 626-8300.

COMMON STOCK

PROSPECTUS SUPPLEMENT

PROSPECTUS

$500,000,000

COMMON STOCK PREFERRED STOCK	DEBT SECURITIES GUARANTEES WARRANTS

2,500,000

SHARES OF COMMON STOCK

        We may offer and sell from time to time common stock, debt securities (which may or may not be guaranteed by one or more of our subsidiaries), preferred stock and warrants to purchase common stock or preferred stock, in one or more transactions, with a maximum aggregate offering price of $500,000,000. We may also offer and sell from time to time, in one or more transactions, up to the maximum aggregate offering price, such securities as may be issuable upon the conversion, exercise or exchange of debt securities, preferred stock or warrants. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

        The selling stockholder, a family trust affiliated with our Chief Executive Officer, may offer and sell from time to time up to an aggregate of 2,500,000 shares of common stock owned by it. We will not receive any proceeds from sales of common stock by the selling stockholder.

        This prospectus provides you with a description of our common stock and a general description of the other securities we may offer. A prospectus supplement containing specific information about the terms of the securities being offered and the offering, including the compensation of any underwriter, agent or dealer, will accompany this prospectus to the extent required. Any prospectus supplement may also add, update or change information contained in this prospectus. If information in any prospectus supplement is inconsistent with the information in this prospectus, then the information in that prospectus supplement will apply and will supersede the information in this prospectus. You should carefully read both this prospectus and any prospectus supplement, together with additional information described in "Where You Can Find More Information" and "Information Incorporated by Reference," before you invest in our securities.

        Our common stock is traded on the New York Stock Exchange under the symbol "VQ."

        Investing in our securities involves a high degree of risk. See "Risk Factors" on page 2.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 14, 2010.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC") using a "shelf" registration process on Form S-3. See "Where You Can Find More Information" and "Information Incorporated By Reference." Under the shelf registration, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $500,000,000, and the selling stockholder may sell up to 2,500,000 shares of our common stock in one or more offerings. This prospectus provides you with a description of our common stock and a general description of the other securities that we may offer. Each time that securities are sold pursuant to the registration statement, we will, to the extent required, provide a prospectus supplement that will contain specific information about the terms of the securities being offered and the offering. The prospectus supplement also may add, update or change information contained or incorporated by reference in this prospectus. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings and securities. You should read both this prospectus and any prospectus supplement or free writing prospectus together with additional information described in "Where You Can Find More Information" and "Information Incorporated by Reference" before you invest.

        You should rely only on the information contained in this prospectus and in any relevant prospectus supplement or free writing prospectus, including any information incorporated herein or therein by reference. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information in this prospectus, any accompanying prospectus supplement, any free writing prospectus or any document incorporated by reference is accurate as of any date other than the date on its front cover. Our business, financial condition, results of operations and prospects may have changed since the date indicated on the front cover of such documents. Neither this prospectus nor any prospectus supplement or free writing prospectus constitutes an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus or a prospectus supplement or free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

        Except as otherwise indicated or where the context otherwise requires, the terms "Venoco," "we," "our," "ours" and "us" as used in this prospectus refer to Venoco, Inc. and its subsidiaries collectively.

THE COMPANY

        We are an independent energy company primarily engaged in the acquisition, exploration, exploitation and development of oil and natural gas properties. Our principal properties are located offshore and onshore southern California and onshore in California's Sacramento Basin. We are one of the largest independent oil and natural gas companies in California based on production volumes. According to a reserve report prepared by DeGolyer & MacNaughton, we had proved reserves of approximately 98.3 MMBOE as of December 31, 2009, based on assumed prices of $61.04 per Bbl for oil and $3.87 per MMBtu for natural gas. As of that date, 53% of our proved reserves were oil and 51% were proved developed.

        We maintain our principal executive offices at 370 Seventeenth Street, Denver, Colorado 80202, Suite 3900, and our telephone number is (303) 626-8300. Our website can be found at www.venocoinc.com. The information on our website is not a part of this prospectus.

RISK FACTORS

        Investing in our securities involves significant risks. You should review carefully the risks and uncertainties described under the heading "Risk Factors" contained in any applicable prospectus supplement or free writing prospectus, our most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q or any Current Reports on Form 8-K that may be filed from time to time, all of which are incorporated by reference into this prospectus. Also, please read "Cautionary Statement Regarding Forward-Looking Statements."

        Each of the referenced risks and uncertainties could adversely affect our business, operating results and financial condition, as well as the value of an investment in our securities. Additional risks not known to us or that we currently believe are immaterial may also adversely affect our business, operating results and financial condition and the value of an investment in our securities.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus, and any relevant prospectus supplement and free writing prospectus, including information incorporated herein or therein by reference, contains or may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. The use of any statements containing the words "anticipate," "intend," "believe," "estimate," "project," "expect," "plan," "should," "could" or similar expressions are intended to identify such statements. Forward-looking statements relate to, among other things:

  •
  our future financial position, including cash flow and anticipated liquidity;

  •
  amounts and nature of future capital expenditures;

  •
  acquisitions and other business opportunities, including those relating to the proposed lease extension and pipeline projects in the South Ellwood field and our onshore Monterey shale development project;

  •
  our ability to raise capital through debt or equity offerings, borrowings under our revolving credit facility or other transactions, including lenders' willingness and ability to fund amounts under the revolving credit facility and our ability to comply with covenants set forth in the revolving credit agreement;

  •
  operating costs and other expenses;

  •
  wells to be drilled, reworked or recompleted and the results of those activities;

  •
  oil and natural gas prices and demand;

  •
  exploitation, development and exploration prospects;

  •
  the amount and timing of expenses relating to asset retirement obligations;

  •
  the ability and willingness of counterparties to our commodity derivative contracts to perform their obligations;

  •
  expiration of oil and natural gas leases that are not held by production;

  •
  declines in the values of our natural gas and oil properties that may result in write-downs;

  •
  estimates of proved oil and natural gas reserves;

  •
  reserve potential;

  •
  development and infill drilling potential;

  •
  expansion and other development trends in the oil and natural gas industry;

  •
  business strategy;

  •
  future production of oil and natural gas;

  •
  transportation of the oil and natural gas we produce;

  •
  planned or possible asset sales or dispositions (and the use of proceeds from any such sale); and

  •
  expansion and growth of our business and operations.

        The expectations reflected in such forward-looking statements may prove to be incorrect. Disclosure of important factors that could cause actual results to differ materially from our expectations, or cautionary statements, are included under the heading "Risk Factors" in documents incorporated in this prospectus by reference and may be so included in any prospectus supplement or free writing prospectus, including, without limitation, in conjunction with the forward-looking statements. All forward-looking statements speak only as of the date made. All written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements.

        Factors that could cause actual results to differ materially from our expectations include, among others, such things as:

  •
  changes in oil and natural gas prices, including reductions in prices that would adversely affect our revenues, income, cash flow from operations, liquidity and reserves;

  •
  adverse conditions in global credit markets and in economic conditions generally;

  •
  risks related to our level of indebtedness;

  •
  our ability to replace oil and natural gas reserves;

  •
  risks arising out of our hedging transactions;

  •
  our inability to access oil and natural gas markets due to operational impediments;

  •
  uninsured or underinsured losses in, or operational problems affecting, our oil and natural gas operations;

  •
  inaccuracy in reserve estimates and expected production rates;

  •
  exploitation, development and exploration results, including from enhanced recovery activities;

  •
  our ability to manage expenses, including expenses associated with asset retirement obligations;

  •
  a lack of available capital and financing, including as a result of a reduction in the borrowing base under our revolving credit facility;

  •
  the potential unavailability of drilling rigs and other field equipment and services;

  •
  the existence of unanticipated liabilities or problems relating to acquired businesses or properties;

  •
  difficulties involved in the integration of operations we have acquired or may acquire in the future;

  •
  factors affecting the nature and timing of our capital expenditures;

  •
  the impact and costs related to compliance with or changes in laws or regulations governing our oil and natural gas operations;

  •
  changes in applicable laws;

  •
  delays, denials or other problems relating to our receipt of operational consents and approvals from governmental entities and other parties;

  •
  environmental liabilities;

  •
  loss of senior management or technical personnel;

  •
  acquisitions and other business opportunities (or the lack thereof) that may be presented to and pursued by us;

  •
  risk factors discussed in any prospectus supplement or free writing prospectus, or in any document incorporated by reference in this prospectus, any prospectus supplement or any free writing prospectus; and

  •
  other factors, many of which are beyond our control.

        Except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances.

USE OF PROCEEDS

        Unless a prospectus supplement indicates otherwise, the net proceeds we receive from the sale of the securities offered by this prospectus will be used for (i) exploration, exploitation and development of our properties, (ii) acquisition of oil and gas properties or of companies that own oil and gas properties, (iii) payment or reduction of outstanding indebtedness or (iv) other general corporate purposes.

        We will not receive any proceeds from sales of common stock by the selling stockholder.

 RATIO OF EARNINGS TO FIXED CHARGES

        Our ratio of earnings to fixed charges is as follows for the periods indicated:

Year Ended December 31,
2005	2006	2007		2008		2009
2.6X	1.7X	—	(1)	—	(1)	—	(1)

(1)
For the years ended December 31, 2007, 2008 and 2009, earnings were inadequate to cover fixed charges by approximately $119.6 million, $379.9 million and $61.7 million, respectively.

        We have computed the ratio by dividing earnings by fixed charges. For this purpose, earnings consist of the sum of the following: income before income taxes and cumulative change in accounting principle, fixed charges and amortization of capitalized interest, less interest capitalized. Fixed charges consist of interest expensed and capitalized, amortization of premiums, discounts and capitalized expenses related to indebtedness and an estimate of interest within rental expense.

SELLING STOCKHOLDER

        The selling stockholder is the Marquez Trust, a family trust the trustees of which are Timothy Marquez, our Chairman and CEO, and his wife, Bernadette Marquez. As of April 20, 2010, the Marquez Trust owned 29,058,942 shares of our common stock, representing approximately 55% of our outstanding common stock as of that date. We entered into a registration rights agreement with the Marquez Trust dated August 25, 2006, as amended, pursuant to which the trust has the right to, among other things, include some or all of its shares in registration statements we file subject to certain conditions. The registration statement of which this prospectus is a part is being filed by us and the trust has exercised its right to include a portion of its shares in the registration statement.

        The selling stockholder may sell all, some or none of the shares being registered pursuant to this prospectus and any relevant prospectus supplement.

        In addition to the shares described above, as of April 20, 2010, Timothy Marquez also owned 859,517 shares of restricted stock granted pursuant to our 2005 stock incentive plan that are subject to future vesting requirements. Timothy Marquez will not in his personal capacity sell securities pursuant to this prospectus or any related prospectus supplement.

PLAN OF DISTRIBUTION

        We and the selling stockholder may sell securities under this prospectus and any relevant prospectus supplement to or through underwriters or dealers, directly to other purchasers or through agents. In addition, we and the selling stockholder may from time to time sell securities through a bidding or auction process, block trades, ordinary brokerage transactions or transactions in which a broker solicits purchasers. We and the selling stockholder may also use a combination of any of the foregoing methods of sale. We and the selling stockholder may distribute the securities from time to time in one or more transactions at a fixed price or prices (which may be changed from time to time), at market prices prevailing at the times of sale, at prices related to these prevailing market prices or at negotiated prices. We and the selling stockholder may offer securities in the same offering or in separate offerings. Any offers and sales of debt securities by us may include related offers and sales of guarantees by one or more of our subsidiaries.

        From time to time, we may exchange securities for indebtedness or other securities that we may have outstanding. In some cases, dealers acting for us or the selling stockholder may also purchase securities and re-offer them to the public by one or more of the methods described above.

        Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

        Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities may occur, they will be described in the applicable prospectus supplement or a document incorporated by reference to the extent required.

        With respect to the sale of any securities under this prospectus, the maximum commission or discount to be received by any member of the Financial Industry Regulatory Authority, Inc. or independent broker or dealer will not be greater than eight percent (8%).

Primary Offering

        The issuer will provide required disclosure concerning the terms of the offering of the securities in a prospectus supplement or information incorporated by reference, including, to the extent applicable:

  •
  the name or names of underwriters, dealers or agents;

  •
  the purchase price of the securities and the proceeds the issuer will receive from the sale;

  •
  any underwriting discounts, commissions, and other items constituting underwriters' compensation;

  •
  any initial public offering price;

  •
  any commissions paid to agents;

  •
  any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  any securities exchange or market on which the securities may be listed.

        The distribution of securities may be effected, from time to time, in one or more transactions, including:

  •
  underwritten offerings;

  •
  block transactions (which may involve crosses) and transactions on the New York Stock Exchange or any other organized market where the securities may be traded;

  •
  purchases by a broker-dealer as principal and resale by the broker-dealer for its own account;

  •
  ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

  •
  sales "at the market" to or through a market maker or into an existing trading market, on an exchange or otherwise;

  •
  sales in other ways not involving market makers or established trading markets, including direct sales to purchasers; and

  •
  any other method permitted pursuant to applicable law.

        Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Securities Act"). If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act. Unless otherwise indicated, any agent will be acting on a best efforts basis for the period of its appointment.

        The issuer may also make direct sales through subscription rights distributed to our existing stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

        If underwriters are used in an offering, securities will be acquired by the underwriters for their own account and may be resold, from time to time, in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable.

        If a dealer is used in the sale of the securities, the issuer or an underwriter will sell the securities to the dealer as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

        The issuer may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement or document incorporated by reference, as applicable, will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

        Underwriters, dealers and agents may be entitled under agreements which may be entered into with the issuer to indemnification by the issuer against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by the issuer to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement or document incorporated by reference, as applicable, will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates, may be customers of, engage in transactions with or perform services for the issuer, its subsidiaries or affiliates in the ordinary course of business.

        In addition, the issuer may enter into derivative transactions with third parties, in which case the third parties may sell securities covered by this prospectus and the applicable prospectus supplement or incorporated document and received by those parties in settlement of a derivative position.

        To the extent required, this prospectus will be amended or supplemented from time to time to describe a specific plan of distribution.

        Other than common stock, all securities sold under this prospectus will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. The issuer cannot guarantee the liquidity of the trading markets for any securities.

Secondary Offering

        The selling stockholder may offer and sell shares of our common stock from time to time with this prospectus. We will not receive any of the proceeds of the sales of these shares.

        The selling stockholder may offer and sell shares with this prospectus directly to purchasers. The selling stockholder may donate, pledge or otherwise transfer in a non-sale related transaction its shares to any person so long as the transfer complies with applicable securities laws. As a result, donees, pledgees, transferees and other successors in interest that receive such shares as a gift, distribution or other non-sale related transfer may offer shares of common stock under this prospectus.

        The selling stockholder may from time to time offer shares through brokers, dealers, agents or underwriters. Brokers, dealers, agents or underwriters participating in transactions may receive compensation in the form of discounts, concessions or commissions from the selling stockholder (and, if they act as agent for the purchaser of the shares, from that purchaser). Any brokerage commissions, underwriting discounts and similar selling expenses attributable to the sale of shares covered by this prospectus by the selling stockholder will be borne by it. We have agreed to bear the other costs, fees and expenses incurred in connection with the registration of the offering of securities under this prospectus.

        Any brokers, dealers or agents who participate in the distribution of the shares by the selling stockholder may be deemed to be underwriters, and any profits on the sale of shares by them and any discounts, commissions or concessions received by any broker, dealer or agent may be deemed underwriting discounts and commissions under the Securities Act.

        A prospectus supplement or document incorporated by reference may be filed to disclose additional information with respect to any sale or other distribution of the shares.

        The selling stockholder may act independently of us in making decisions with respect to the timing, manner and size of each sale. Sales may be made on the New York Stock Exchange or any other national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale.

        The shares may be sold according to any one or more of the methods described above. In addition, subject to compliance with applicable law and company policy, the selling stockholder may enter into option, derivative or hedging transactions with respect to the shares, and any related offers or sales of shares may be made under this prospectus. In some circumstances, for example, the selling stockholder may write call options, put options or other derivative instruments (including exchange-traded options or privately negotiated options) with respect to the shares, or which it settles through delivery of the shares. These option, derivative and hedging transactions may require the delivery to a broker, dealer or other financial institution of shares offered under this prospectus, and that broker, dealer or other financial institution may resell those shares under this prospectus. The selling stockholder may offer and sell the shares under any other method permitted by applicable law.

        If a material arrangement with any broker-dealer or other agent is entered into for the sale of any shares of common stock through a block trade, special offering, exchange distribution, secondary distribution, or a purchase by a broker or dealer, a prospectus supplement will be filed, if necessary, disclosing the material terms and conditions of these arrangements.

        The selling stockholder may also sell its shares in accordance with Rule 144 under the Securities Act, or pursuant to other available exemptions from the registration requirements of the Securities Act, rather than pursuant to this prospectus.

        The selling stockholder may agree to indemnify any underwriter, broker, dealer or agent that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act. We have agreed to indemnify the selling stockholder against certain liabilities, including certain liabilities under the Securities Act.

DESCRIPTION OF DEBT SECURITIES

        This prospectus describes certain general terms and provisions of debt securities that we may issue in the future. When we offer to sell a particular debt security, we will describe the specific terms of such debt security in the relevant prospectus supplement.

        The debt securities offered by this prospectus will be issued under one or more separate indentures between us and a trustee that we will identify in a prospectus supplement relating to the particular debt securities being offered. If any particular terms of the debt securities described in a prospectus supplement differ from any of the terms described in this prospectus, then the terms described in the relevant prospectus supplement will supersede the terms described in this prospectus. Any such indenture will be qualified under, subject to and governed by, the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The terms of our debt securities will include those set forth in the indentures and those made a part of the indentures by the Trust Indenture Act. The debt securities will be either senior or subordinated debt. Senior debt will be issued under a senior note indenture and subordinated debt will be issued under a subordinated note indenture. A form of senior indenture and a form of subordinated indenture have been filed as exhibits to the registration statement of which this prospectus is a part. The indentures will be supplemented by supplemental indentures, the material provisions of which will be described in a prospectus supplement, which may amend or replace the forms of indenture. In the event such supplemental indenture conflicts with the forms of indenture, the terms of the supplemental indenture will control. The form of senior note indenture and the form of subordinated note indenture, as supplemented by any relevant supplemental indenture, are sometimes referred to in this prospectus individually as an "indenture" and collectively as the "indentures."

        We have summarized selected provisions of the indentures and the debt securities below. This summary does not restate those agreements in their entirety. This summary is not complete and is qualified in its entirety by reference to the indentures. You should carefully read the summary below, the relevant prospectus supplement and the provisions of the applicable indenture that may be important to you before investing in our debt securities. We urge you to read the indenture applicable to your investment because the indenture, and not this section, defines your rights as a holder of debt securities. For purposes of this summary, the terms "we," "our," "ours" and "us" refer only to Venoco and not to any of our subsidiaries.

        The debt securities may be guaranteed by certain of our subsidiaries. We may issue debt securities at any time and from time to time in one or more series under the indentures. The indentures may give us the ability to reopen a series of debt securities and issue additional debt securities of the same series. The indentures do not limit the amount of debt securities or other unsecured debt which we or our subsidiaries may issue.

General

        The senior debt securities will rank equally with all of our other senior debt. The subordinated debt securities will be subordinated and junior to all senior indebtedness. The debt securities may be secured or unsecured.

        The debt securities may be issued in one or more separate series of senior debt securities and/or subordinated debt securities. The prospectus supplement and a supplemental indenture relating to the particular series of debt securities being offered will include specific terms relating to the offering and the securities. These terms may include:

  •
  the title and form of the debt securities, including the form of the certificate of authentication for such debt securities;

  •
  the aggregate principal amount of the debt securities being offered, and any limit on the amount that may be issued;

  •
  the date or dates, or the method of determining the dates, on which the debt securities will mature;

  •
  the interest rate or rates of the debt securities, or the method of determining those rates, the date interest will begin to accrue, the interest payment dates, the place(s) of payment and the regular record dates;

  •
  whether the debt securities are secured or unsecured and, if secured, by which assets and the terms of the security interest;

  •
  our right, if any, to extend the interest payment periods and the duration of such extension, or to reopen a series of debt securities and issue additional debt securities of the same series;

  •
  the terms of subordination of any series of subordinated debt;

  •
  the period or periods within which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemptions provisions;

  •
  the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder's option to purchase, the series of debt securities;

  •
  whether the indenture restricts our ability or the ability of our subsidiaries to:

  •
  incur additional indebtedness;

  •
  issue additional securities;

  •
  create liens;

  •
  pay dividends or make distributions in respect of our capital stock or the capital stock of our subsidiaries;

  •
  redeem capital stock;

  •
  place restrictions on our subsidiaries' ability to pay dividends, make distributions or transfer assets;

  •
  make investments or other restricted payments;

  •
  sell, assign or otherwise dispose of assets;

  •
  enter into sale/leaseback transactions;

    •
    engage in transactions with stockholders or affiliates;

    •
    issue or sell stock of our subsidiaries; or

    •
    effect a consolidation or merger;

  •
  whether the indenture requires us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

  •
  a discussion of certain material or special United States federal income tax considerations applicable to the debt securities including provisions relating to original discount securities, if offered;

  •
  whether the debt securities will be convertible or exchangeable into or for common stock or preferred stock and the conversion price or exchange ratio, the conversion or exchange period and any other conversion or exchange provisions;

  •
  information describing any book-entry features;

  •
  any terms for the attachment to the debt securities of warrants, options or other rights to purchase or sell our securities;

  •
  the portion of the principal amount of the debt security payable upon the acceleration of maturity if other than the entire principal amount of the debt securities;

  •
  any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations;

  •
  the method of determining the amount of any payments on the debt securities which are linked to an index;

  •
  whether the debt securities will be issued in the form of one or more global securities in temporary or definitive form and who the depositary will be;

  •
  any terms relating to the delivery of the debt securities if they are to be issued upon the exercise of warrants;

  •
  whether and on what terms we will pay additional amounts to holders of the debt securities that are not U.S. persons in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether and on what terms we will have the option to redeem the debt securities rather than pay the additional amounts; and

  •
  any terms relating to modification of the terms of the debt securities or rights of the holders of such debt securities;

  •
  whether the securities will be guaranteed by any of our subsidiaries, including the identity of the subsidiaries and the terms of any subordination of such guarantee;

  •
  any other specific terms of the debt securities.

        Unless otherwise specified in the relevant prospectus supplement, (i) the debt securities will be registered debt securities and (ii) debt securities denominated in U.S. dollars will be issued, in the case of registered debt securities, in denominations of $1,000 or an integral multiple of $1,000 and, in the case of bearer debt securities, in denominations of $5,000. Debt securities may bear legends required by United States federal tax law and regulations.

        Some of the debt securities may be issued as original issue discount debt securities. Original issue discount securities bear no interest during all or a part of the time that these debt securities are outstanding or bear interest at below-market rates and will be sold at a discount below their stated principal amount at maturity. The prospectus supplement will also contain special tax, accounting or other information relating to original issue discount securities or relating to other kinds of debt securities that may be offered, including debt securities linked to an index or payable in currencies other than U.S. dollars.

Subordination

        Under the subordinated indenture, payment of the principal, interest and any premium on the subordinated debt securities will generally be subordinated and junior in right of payment to the prior payment in full of all of our senior debt, whether existing at the date of the subordinated indenture or subsequently incurred. The subordinated indenture provides that no payment of principal, interest or any premium on the subordinated debt securities may be made in the event:

  •
  of any insolvency, bankruptcy or similar proceeding involving us or our property; or

  •
  we fail to pay the principal, interest, any premium or any other amounts on any senior debt when due.

        The subordinated indenture does not limit the amount of senior debt that we may incur.

        Unless we state otherwise in a prospectus supplement, "senior debt" will be defined in the subordinated indenture to include all notes or other evidences of indebtedness, including guarantees given by us, for money borrowed by us, including principal of and any interest or premium on such amounts, whether incurred on, before or after the date of the subordinated indenture, that is not expressed to be subordinate or junior in right of payment to any of our other indebtedness.

Exchange, Registration and Transfer

        Debt securities may be transferred or exchanged at the corporate trust office of the security registrar or at any other office or agency we maintain for these purposes, without the payment of any service charge, except for any tax or governmental charges. The senior trustee initially will be the designated security registrar in the United States for the senior debt securities. The subordinated trustee initially will be the designated security registrar in the United States for the subordinated debt securities.

        In the event of any redemption in part of any class or series of debt securities, we will not be required to:

  •
  issue, register the transfer of, or exchange, debt securities of any series during the 15 days immediately preceding:

  •
  the day of mailing of the relevant notice of redemption, if debt securities of the series are issuable only as registered debt securities, or

  •
  the day of the first publication of the relevant notice of redemption, if debt securities of the series are issuable as bearer debt securities and such publication is made;

  •
  register the transfer of, or exchange, any registered debt security selected for redemption, in whole or in part, except the unredeemed portion of any registered debt security being redeemed in part; or

  •
  exchange any bearer debt security selected for redemption, except to exchange it for a registered debt security which is simultaneously surrendered for redemption.

        We may at any time designate additional security registrars or rescind the designation of any security registrar or approve a change in the office through which any security registrar acts.

Payment and Paying Agent

        Unless we otherwise indicate in the relevant prospectus supplement, we will make payment of the interest on any debt securities on any fully registered interest payment date to the person in whose name the debt securities are registered at the close of business on the regular record date for the interest and on any bearer debt securities, upon presentation at the office of the designated paying agent.

        We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agent designated by us. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the relevant prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series.

        All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Consolidation, Merger, Sale or Conveyance

        We may, without the consent of the holders of the debt securities, merge into or consolidate with any other person, or convey or transfer all or substantially all of our company's properties and assets to another person provided that the successor assumes on the same terms and conditions all the obligations under the debt securities and the indentures.

        The remaining or acquiring person will be substituted for our company in the indentures with the same effect as if it had been an original party to the indenture. If the debt securities are convertible for our other securities or securities of other entities, the person with whom we consolidate or merge or to whom we sell all of our property must make provision for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale. A prospectus supplement and supplemental indenture will describe any other limitations on the ability of our company to merge into, consolidate with, or convey or transfer all or substantially all or our properties and assets to, another person.

Global Securities

        The indentures will provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company ("DTC"). A global security represents one or any other number of individual debt securities. Generally all debt securities represented by the same global securities will have the same terms.

        A global security may not be transferred to or registered in the name of anyone other than DTC or its nominee, unless special termination situations arise. As a result of these arrangements, DTC, or its nominee, will be the sole registered holder of all debt securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account either with the depositary or with another institution that has an account with the depositary. Therefore, an investor whose security is represented by a global security will not be the registered holder of the debt security, but an indirect holder of a beneficial interest in the global security.

        Bearer Securities.    The applicable prospectus supplement will describe the exchange provisions, if any, of debt securities issuable in definitive global bearer form. We will not deliver any bearer debt securities delivered in exchange for a portion of a definitive global debt security to any location in the United States.

        U.S. Book-Entry Securities.    Debt securities of a series represented by a definitive global registered debt security and deposited with or on behalf of a depositary in the United States will be represented by a definitive global debt security registered in the name of the depositary or its nominee. Upon the issuance of a global debt security and the deposit of the global debt security with DTC, DTC will credit, on its book-entry registration and transfer system, the respective principal amounts represented by that global debt security to the accounts of participating institutions that have accounts with the depositary or its nominee. The accounts to be credited shall be designated by the underwriters or agents for the sale of U.S. book-entry debt securities or by us, if these debt securities are offered and sold directly by us.

        Ownership of U.S. book-entry debt securities will be limited to participants or persons that have accounts with DTC, or persons that may hold interests through those participants. In addition, ownership of U.S. book-entry debt securities will be evidenced only by, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee for the definitive global debt security or by participants or persons that hold through participants.

        So long as DTC or its nominee is the registered owner of a global debt security, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the U.S. book-entry debt securities represented by that global debt security for all purposes under the indenture. Payment of principal of, and premium and interest, if any, on, U.S. book-entry debt securities will be made to DTC or its nominee as the registered owner or the holder of the global debt security representing the U.S. book-entry debt securities. Owners of U.S. book-entry debt securities:

  •
  will not be entitled to have the debt securities registered in their names;

  •
  will not be entitled to receive physical delivery of the debt securities in definitive form; and

  •
  will not be considered the owners or holders of the debt securities under the indenture.

        The laws of some jurisdictions require that purchasers of securities take physical delivery of securities in definitive form. These laws impair the ability to purchase or transfer U.S. book-entry debt securities.

        DTC has advised us that upon receipt of any payment of principal of, or interest on, a global debt security, DTC immediately will credit accounts of participants on its book-entry registration and transfer system with payments in amounts proportionate to their respective interests in the principal amount of that global debt security, as shown in the records of DTC. Payments by participants to owners of beneficial interests in a global debt security held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the sole responsibility of those participants, subject to any statutory or regulatory requirements that may be in effect from time to time.

        We understand that, under existing industry practices, in the event that we request any action of holders, or an owner of a beneficial interest in a global debt security desires to give or take any action that a holder is entitled to give or take under the debt securities or the indentures, DTC would authorize the participants holding the relevant beneficial interests to give or take that action and those participants would authorize beneficial owners owning through those participants to give or take that action or would otherwise act upon the instructions of beneficial owners owning through them.

        DTC has advised us as follows:

  •
  DTC is:

  •
  a limited-purpose trust company organized under the New York Banking Law;

  •
  a "banking organization" within the meaning of the New York Banking Law;

  •
  a member of the Federal Reserve System;

  •
  a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

  •
  a "clearing agency" registered under Section 17A of the Exchange Act.

  •
  DTC was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in those securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates.

  •
  DTC's participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.

  •
  DTC is owned by a number of its participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc.

        If DTC is at any time unwilling, unable or ineligible to continue as depositary and we do not appoint a successor depositary within 90 days, we will issue individual debt securities of that series in exchange for the global security or securities representing that series. In addition, we may at any time in our sole discretion determine not to have any debt securities of a series represented by one or more global securities. In that event, we will issue individual debt securities of that series in exchange for the global security or securities. Furthermore, if we specify, an owner of a beneficial interest in a global security may, on terms acceptable to us, the trustee and the applicable depositary, receive individual debt securities of that series in exchange for those beneficial interests. The foregoing is subject to any limitations described in the applicable prospectus supplement. In any such instance, the owner of the beneficial interest will be entitled to physical delivery of individual debt securities equal in principal amount to its beneficial interest and to have the debt securities registered in its name. Those individual debt securities will be issued in any authorized denominations.

Satisfaction and Discharge; Defeasance

        We may be discharged from our obligations on the debt securities of any class or series that have matured or will mature or be redeemed within one year if we deposit with the trustee enough cash and/or Government Obligations (as defined in the indenture) to pay all the principal, interest and premium, if any, due to the stated maturity or redemption date of the debt securities and comply with the other conditions set forth in the applicable indenture. The principal conditions that we must satisfy to discharge our obligations on any debt securities are (1) pay all other sums payable with respect to the applicable series of debt securities and (2) deliver to the trustee an officers' certificate and an opinion of counsel which state that the required conditions have been satisfied.

        Each indenture contains a provision that permits us to elect to be discharged from all of our obligations with respect to any class or series of debt securities then outstanding. However, even if we effect a legal defeasance, some of our obligations will continue, including obligations to:

  •
  maintain and apply money in the defeasance trust;

  •
  register the transfer or exchange of the debt securities;

  •
  replace mutilated, destroyed, lost or stolen debt securities, if applicable; and

  •
  maintain a registrar and paying agent in respect of the debt securities.

        The indenture also permits us to elect to be released from our obligations under specified covenants and from the consequences of an event of default resulting from a breach of those covenants. To make either of the above elections, we must deposit in trust with the trustee cash and/or U.S. government obligations, if the debt securities are denominated in U.S. dollars, which through the payment of principal, interest and premium, if any, under their terms will provide sufficient amounts, without reinvestment, to repay in full those debt securities. As a condition to legal defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel that the holders of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit and defeasance and will be subject to U.S. federal income tax in the same amount and in the same manner and times as would have been the case if the deposit and defeasance had not occurred. In the case of a legal defeasance only, the opinion of counsel must be based on a ruling of the U.S. Internal Revenue Service or on a change in law or regulation occurring after the date of the indenture.

Events of Default, Notice and Waiver

        The indenture defines an event of default with respect to any class or series of debt securities as one or more of the following events:

  •
  failure to pay interest on any debt security of the class or series for 90 days;

  •
  failure to pay the principal of or any premium on any debt securities of the class or series when due;

  •
  failure to observe or perform any other covenant contained in the debt securities or the indentures, and the failure continues for 90 days after we receive notice from the debenture trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series;

  •
  occurrence of an event of bankruptcy, insolvency or reorganization set forth in the indenture; or

  •
  any other event of default included in the relevant indenture or supplemental indenture.

        An event of default for a particular class or series of debt securities will not necessarily constitute an event of default for any other class or series of debt securities issued under an indenture.

        In the case of an event of default arising from events of bankruptcy or insolvency set forth in the indenture, all outstanding debt securities will become due and payable immediately without further action or notice. If any other event of default as to a series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the then outstanding debt securities of that series may declare all the debt securities to be due and payable immediately.

        The holders of a majority in aggregate principal amount of the debt securities then outstanding by notice to the trustee may on behalf of the holders of all of the debt securities of that series waive any existing default or event of default and its consequences under the applicable indenture, as long as (a) we or our guarantors have paid or deposited with the trustee a sum sufficient to pay all matured installments of interest then due, and (b) all other defaults have been remedied or waived.

        The indenture requires the trustee, within 90 days after the occurrence of an event of default known to it with respect to any outstanding class or series of debt securities, to give the holders of that class or series notice of the default if uncured or not waived. However, the trustee may withhold this notice if it determines in good faith that the withholding of this notice is in the interest of those holders, except that the trustee may not withhold this notice in the case of a payment default. The term "default" for the purpose of this provision means any event, act or condition that is, or after notice or lapse of time or both would become, an event of default with respect to debt securities of that series.

        Other than the duty to act with the required standard of care during an event of default, a trustee will not be obligated to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the holders of debt securities, unless the holders have offered to the trustee reasonable security and indemnity. The indenture provides that the holders of a majority in principal amount of outstanding debt securities of any class or series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or other power conferred on the trustee if the direction would not conflict with any rule of law or with the indenture. However, the trustee may take any other action that it deems proper which is not inconsistent with any direction and may decline to follow any direction if it in good faith determines that the directed action would involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

        A holder of the debt securities of any class or series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies, if:

  •
  the holder has given written notice to the trustee of a continuing event of default with respect to that series;

  •
  the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the trustee to institute the proceeding as trustee; and

  •
  the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 60 days after the notice, request and offer.

        These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

        The indenture includes a covenant that we will file annually with the trustee a certificate of no default, or specifying any default that exists.

Modification of the Indentures

        We and the applicable trustee may modify an indenture without the consent of the holders for limited purposes, including adding to our covenants or events of default, establishing forms or terms of debt securities, curing ambiguities and other changes which do not adversely affect the holders in any material respect.

        We and the applicable trustee may make modifications and amendments to an indenture with the consent of the holders of a majority in principal amount of the outstanding debt securities of all affected series. The indentures provide that specified consents, waivers and other actions may be given by the holders of a specified percentage of outstanding debt securities of all series affected by the modification or amendment, acting as one class. However, without the consent of each affected holder, no modification may:

  •
  change the stated maturity of any debt security;

  •
  reduce the principal, premium, if any, or rate of interest on any debt security;

  •
  reduce the percentage of holders of outstanding debt securities of any series required to consent to any modification, amendment or waiver under the indenture; or

  •
  release any guarantor from any of its obligations under its guarantee or the indenture.

Replacement of Securities

        We will replace debt securities that have been mutilated at the expense of the holder upon surrender of the mutilated debt security to the trustee, where applicable. We will replace debt securities that become destroyed, stolen, or lost at the expense of the holder upon delivery to the trustee of evidence of its destruction, loss, or theft satisfactory to us and the trustee. In the case of a destroyed, lost, or stolen debt security, the holder of the debt security may be required to provide reasonable security or indemnity to the trustee and us before a replacement debt security will be issued.

Governing Law

        The indentures and the debt securities will be governed by, and construed under, the laws of the state of New York, except to the extent the Trust Indenture Act applies.

Notices

        In most instances, notices to holders of bearer debt securities will be given by publication at least once in a daily newspaper in New York, New York and in London, England and in other cities as may be specified in the bearer debt securities and will be mailed to those persons whose names and addresses were previously filed with the applicable trustee, within the time prescribed for the giving of the notice. Notices to holders of registered debt securities will be given by mail to the addresses of such holders as they appear in the security register.

Title

        Title to any bearer debt securities and any related coupons will pass by delivery. We, the trustee, and any agent of ours or the trustee may treat the holder of any bearer debt security or related coupon and, prior to due presentment for registration of transfer, the registered owner of any registered debt security as the absolute owner of that debt security for the purpose of making payment and for all other purposes, regardless of whether or not that debt security or coupon shall be overdue and notwithstanding any notice to the contrary.

Concerning the Trustees

        We may from time to time maintain lines of credit, and have other customary banking relationships, with any trustee.

Conversion or Exchange

        We may issue debt securities that we may convert or exchange into common stock or other securities, property or assets. If so, we will describe the specific terms on which the debt securities may be converted or exchanged in the relevant prospectus supplement. The conversion or exchange may be mandatory, at a noteholder's option, or at our option. The relevant prospectus supplement will describe the manner in which the shares of common stock or other securities, property or assets a noteholder would receive would be issued or delivered.

DESCRIPTION OF CAPITAL STOCK

        Our authorized capital stock consists of:

  •
  200 million shares of common stock, par value $.01 per share, of which 54,450,860 shares were issued and outstanding as of March 31, 2010; and

  •
  20 million shares of preferred stock, par value $.01 per share, of which no shares were issued and outstanding as of March 31, 2010.

        The rights of our stockholders will be governed by Delaware law, our amended and restated certificate of incorporation and our bylaws. The following is a summary of the material terms of our capital stock and is qualified in its entirety by reference to our certificate of incorporation and our bylaws, each of which is incorporated by reference in this prospectus.

Common Stock

        Dividend and Liquidation Rights.    Holders of our common stock may receive dividends when, as and if declared by our board of directors out of funds legally available for the payment of dividends. As a Delaware corporation, we may pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which a dividend is declared and/or the preceding fiscal year. Section 170 of the Delaware General Corporation Law (the "DGCL") also provides that dividends may not be paid out of net profits if, after the payment of the dividend, capital is less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets. Our existing debt agreements currently prohibit us from paying dividends on our common stock.

        In the event of our liquidation, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities.

        The right of holders of our common stock to receive dividends and distributions upon liquidation will be subject to the satisfaction of any applicable preference granted to the holders of any preferred stock that may then be outstanding.

        Voting and Other Rights.    Holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. The holders of common stock do not have cumulative voting rights in the election of directors. The affirmative vote of at least 66 2/3% of our outstanding voting stock will be required to amend or repeal provisions of our certificate of incorporation relating to the number and classification of our directors, indemnification of officers and directors and certain other matters.

        No Preemptive, Conversion or Redemption Rights.    The common stock has no preemptive, conversion or exchange rights and is not subject to further calls or assessment by us. There are no redemption, retraction, purchase for cancellation or sinking fund provisions applicable to the common stock, nor are there any provisions discriminating against any existing or prospective holder of common stock as a result of such holder owning a substantial amount of common stock. There are no restrictions on alienability of the common stock subject to this registration statement.

Preferred Stock

        Our amended and restated certificate of incorporation authorizes our board of directors to establish one or more series of preferred stock. With respect to any series of preferred stock, our board of directors is authorized to determine the terms and rights of that series, including:

  •
  the designation of the series and the number of shares to constitute the series;

  •
  the dividend rate of the series, the conditions and dates upon which such dividends will be payable, the relation which such dividends will bear to the dividends payable on any other class or classes of stock, and whether such dividends will be cumulative or noncumulative;

  •
  whether the shares of the series will be subject to redemption by us and, if made subject to such redemption, the times, prices and other terms and conditions of such redemption;

  •
  the extent, if any, to which holders of shares of the series will have preemptive rights;

  •
  the terms and amount of any sinking fund provided for the purchase or redemption of the shares of the series;

  •
  whether or not the shares of the series will be convertible into or exchangeable for shares of any other class or classes of stock, and, if provision is made for conversion or exchange, the times, prices, rates, adjustments and other terms and conditions of such conversion or exchange;

  •
  the extent, if any, to which the holders of shares of the series will be entitled to vote with respect to the election of directors or otherwise;

  •
  the restrictions, if any, on the issue or reissue of any additional shares of preferred stock of that series;

  •
  the rights of the holders of the shares of the series upon the dissolution, liquidation, or winding up of the corporation;

  •
  any restriction on alienability of shares of the series, or any provision discriminating against any existing or prospective holder of such shares as a result of such holder owning a substantial amount of shares of such series; and

  •
  any restriction on the repurchase or redemption of shares by us while there is any arrearage in the payment of dividends or sinking fund installments.

        We could issue a series of preferred stock that could impede the completion of a merger, tender offer or other takeover attempt. We will make any determination to issue preferred stock based on our judgment as to the best interests of our company and our stockholders. In so acting, we could issue preferred stock having terms that could discourage an acquisition attempt or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which stockholders might receive a premium for their common stock over the then-current market price of the common stock.

Authorized but Unissued Capital Stock

        Delaware law generally does not require stockholder approval for any issuance of authorized shares. However, the rules of the New York Stock Exchange generally require stockholder approval of certain issuances equal to or exceeding 20% of the then-outstanding voting power or then-outstanding number of shares of common stock. Additional shares may be issued for a variety of corporate purposes, including to raise additional capital or to facilitate acquisitions.

        One of the effects of the existence of unissued and unreserved common stock and preferred stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of common stock at a premium to prevailing market prices.

Certain Anti-Takeover Effects of Provisions of Our Certificate of Incorporation and Bylaws

        Our certificate of incorporation and bylaws also contain provisions that we describe in the following paragraphs, which may delay, defer, discourage or prevent a change in control of our company, the removal of our existing management or directors, or an offer by a potential acquirer to our stockholders, including an offer by a potential acquirer at a price higher than the market price for the stockholders' shares.

        Special Stockholders' Meetings.    Our certificate of incorporation provides that special meetings of the stockholders may be called only by the chairman of the board, the CEO or, upon the written request of a majority of the board of directors, any of our officers.

        Classified Board of Directors.    Our certificate of incorporation provides that our board of directors is to be divided into three classes, designated as Class I, Class II and Class III. At each annual meeting of stockholders, successors to the directors whose terms expired at that annual meeting will be elected for a three-year term.

        Board Vacancies to be Filled by Remaining Directors and Not Stockholders.    Our certificate of incorporation provides that any vacancies on our board will be filled by the affirmative vote of the majority of the remaining directors, even if such directors constitute less than a quorum. No such vacancy will be filled by our stockholders.

        Requirements for Advance Notification of Stockholder Proposals and Director Nominations.    Our bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors. These provisions may preclude stockholders from bringing matters before a stockholders' meeting or from making nominations for directors at a stockholders' meeting.

        Action by Written Consent.    Under our certificate of incorporation, stockholders may take action by written consent only if the action is first approved by our board of directors.

        No Cumulative Voting.    Our certificate of incorporation and bylaws do not provide for cumulative voting in the election of directors.

Delaware Anti-Takeover Law

        Our company is a Delaware corporation subject to the provisions of Section 203 of the DGCL, an anti-takeover law. Generally, this statute prohibits a publicly-held Delaware corporation from engaging in a business combination with an "interested stockholder" for a period of three years after the date of the transaction in which such person became an interested stockholder, unless:

  •
  prior to such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

  •
  upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding those shares owned (i) by persons who are directors and also officers and (ii) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to this plan will be tendered in a tender or exchange offer; or

  •
  on or subsequent to such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

        A "business combination" includes a merger, consolidation, asset sale or other transaction resulting in a financial benefit to the stockholder. For purposes of Section 203, an "interested stockholder" is defined to include any person that is:

  •
  the owner of 15% or more of the outstanding voting stock of a corporation;

  •
  an affiliate or associate of a corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder; and

  •
  an affiliate or associate of the persons described above.

        We anticipate that the provisions of Section 203 may encourage parties interested in acquiring us to negotiate in advance with our board because the 66 2/3% stockholder approval requirement would be avoided if a majority of the directors then in office approve either the business combination or the transaction that results in the stockholder becoming an interested stockholder. Neither the Marquez Trust nor its trustees, Timothy and Bernadette Marquez, will be deemed to be an interested stockholder for the purposes of Section 203.

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is Computershare Trust Company, Inc.

DESCRIPTION OF WARRANTS

        We may issue warrants independently or together with preferred stock, common stock or debt securities and may attach warrants to any offered securities. Each class or series of warrants may be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. You should refer to the provisions of the warrant agreement that will be filed with the SEC in connection with an offering of warrants for the complete terms of the warrant agreement.

        The relevant prospectus supplement will describe the terms of any warrants offered, including but not limited to the following:

  •
  the number of warrants offered;

  •
  the offering price for the warrants;

  •
  the currency or currencies in which the prices of the warrants may be payable;

  •
  the aggregate number of the warrants;

  •
  the securities or other rights for which the warrants are exercisable;

  •
  the amount of securities purchasable upon exercise of each warrant and the price at which and the currency or currencies in which the securities may be purchased upon such exercise;

  •
  the events or conditions under which the amount of securities may be subject to adjustment;

  •
  if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

  •
  if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

  •
  the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

  •
  the redemption or call provisions, if any, applicable to the warrants;

  •
  if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

  •
  the circumstances, if any, that will cause the warrants to be deemed to be automatically exercised;

  •
  any material risk factors relating to such warrants;

  •
  if applicable, the identity of the warrant agent; and

  •
  any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

        Prior to the exercise of any warrants, holders of such warrants will not have any rights of holders of the securities purchasable upon such exercise, including the right to receive payments of dividends, or the right to vote such underlying securities.

        Prospective purchasers of warrants should be aware that special United States federal income tax, accounting and other considerations may be applicable to instruments such as warrants. The relevant prospectus supplement will describe such considerations, to the extent they are material, as they apply generally to purchasers of such warrants.

        At March 31, 2010, there were no outstanding warrants to purchase any of our securities.

DESCRIPTION OF GUARANTEES

        Some or all of our subsidiaries may issue guarantees of debt securities that we offer in any prospectus supplement. Each guarantee will be issued under a supplement to an indenture. The prospectus supplement relating to a particular issue of guarantees will describe the terms of those guarantees, including the following:

  •
  the series of debt securities to which the guarantees apply;

  •
  whether the guarantees are secured or unsecured;

  •
  whether the guarantees are senior or subordinate to other guarantees or debt;

  •
  the terms under which the guarantees may be amended, modified, waived, released or otherwise terminated, if different from the provisions applicable to the guaranteed debt securities; and

  •
  the additional terms of the guarantees.

        Unless otherwise provided in the prospectus supplement relating to a series of guaranteed debt securities, each guarantor of the debt securities of such series will unconditionally guarantee the due and punctual payment of the principal of, and premium, if any, and interest, if any, on each debt security of such series, all in accordance with the terms of such debt securities and the applicable indenture. Notwithstanding the foregoing, unless otherwise provided in the prospectus supplement relating to a series of guaranteed debt securities, the obligations of each guarantor under its guarantees and such indenture shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such guarantor, result in the obligations of such guarantor under such guarantees and such indenture not constituting a fraudulent conveyance or fraudulent transfer under applicable law. However, there can be no assurance that, notwithstanding such limitation, a court would not determine that a guarantee constituted a fraudulent conveyance or fraudulent transfer under applicable law. If that were to occur, the court could void the applicable guarantor's obligations under that guarantee, subordinate that guarantee to other debt and other liabilities of that guarantor or take other action detrimental to holders of the debt securities of the applicable series, including directing the holders to return any payments received from the applicable guarantor.

LEGAL MATTERS

        Davis Graham & Stubbs LLP of Denver, Colorado has provided its opinion on the validity of the securities offered by this prospectus. If legal matters in connection with offerings made under this prospectus are acted on by counsel for the underwriters, dealers or agents, if any, that counsel will be named in the applicable prospectus supplement to the extent required.

EXPERTS

        The consolidated financial statements of Venoco, Inc. as of December 31, 2009 and 2008, and for the years then ended, included in Venoco, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2009, and the effectiveness of Venoco, Inc.'s internal control over financial reporting as of December 31, 2009 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

        The 2007 consolidated financial statements incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 2009, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

        Estimates of our oil and natural gas reserves and related information included and incorporated by reference in this prospectus have been derived from engineering reports prepared by DeGolyer & MacNaughton. The estimates have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in petroleum engineering.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the information requirements of the Exchange Act, and in accordance therewith file reports and other information with the SEC. We maintain a link to investor relations information on our website, www.venocoinc.com, where we make available, free of charge, our filings with the SEC, including our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and all amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. We also make available on our website copies of the charters of the audit, compensation and corporate governance/nominating committees of our board of directors, our code of business conduct and ethics and our corporate governance guidelines. Stockholders may request a printed copy of these governance materials or any exhibit to this report by writing to the Corporate Secretary, Venoco, Inc., 370 Seventeenth Street, Denver, Colorado 80202, Suite 3900. You may also read and copy any materials we file with the SEC at the SEC's Public Reference Room, which is located at 100 F Street, NE, Room 1580, Washington, D.C. 20549. Information regarding the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website at www.sec.gov that contains the documents we file with the SEC. Our website and the information contained on or connected to our website is not incorporated by reference herein and our web address is included as an inactive textual reference only.

        We have filed with the SEC a Registration Statement on Form S-3 (together with all exhibits, amendments and supplements, the "Registration Statement") of which this prospectus constitutes a part, under the Securities Act. This prospectus does not contain all of the information set forth in the

Registration Statement, certain parts of which are omitted in accordance with the rules of the SEC. For further information pertaining to us, reference is made to the Registration Statement. Statements contained in this prospectus, any prospectus supplement or any document incorporated herein or therein by reference concerning the provisions of documents are necessarily summaries of such documents, and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the SEC. Copies of the Registration Statement are on file at the offices of the SEC, and may be inspected without charge at those offices, the address of which is set forth above, and copies may be obtained from the SEC at prescribed rates. The Registration Statement has been filed electronically through the SEC's Electronic Data Gathering, Analysis and Retrieval System and may be obtained through the SEC web site at www.sec.gov.

INFORMATION INCORPORATED BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information in this prospectus.

        The following documents, which were previously filed with the SEC pursuant to the Exchange Act, are hereby incorporated by reference:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2009; and

  •
  the description of our capital stock contained in our Registration Statement on Form S-1, as amended (File No. 333-130478), and incorporated by reference into our Registration Statement on Form 8-A under the Exchange Act filed with the SEC on November 14, 2006.

        All reports and other documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of filing the initial registration statement of which this prospectus is a part but prior to effectiveness of such registration statement, or subsequent to the date of effectiveness of such registration statement but prior to the termination of this offering, shall be deemed to be incorporated by reference into this prospectus and shall be a part hereof from the date of filing of such reports and documents.

        Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any subsequently filed document that also is deemed to be incorporated by reference in this prospectus, modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus. None of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K or any corresponding information, either furnished under Item 9.01 or included as an exhibit therein, that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus, except as otherwise expressly set forth in the relevant document. Subject to the foregoing, all information appearing in this prospectus is qualified in its entirety by the information appearing in the documents incorporated by reference.

        You may receive a copy of any document incorporated herein by reference (excluding exhibits to those documents unless they are specifically incorporated by reference in those documents), at no cost, by writing or calling Venoco, Inc., 370 Seventeenth Street, Denver, Colorado 80202, Suite 3900, Attention: Secretary. Our telephone number is (303) 626-8300.